UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

International Stem Cell Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51891

Delaware	20-4494098
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5950 Priestly Drive, Carlsbad, CA 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

On December 10, 2013, International Stem Cell Corporation (“ISCC” or the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“LPC”) which provides that, upon the terms and subject to the conditions and limitations set forth therein, LPC is committed to purchase up to an aggregate of $10.25 million of shares of the Company’s common stock (the “Purchase Shares”) over the term of the Purchase Agreement. In connection with the execution of the Purchase Agreement, ISCC agreed to sell LPC 1,666,666 Purchase Shares for a total of $250,000 one business day immediately preceding the initial filing of the Registration Statement (referred to below). Under the Purchase Agreement, the Company also agreed to pay LPC a cash commitment payment of $155,000.

The Purchase Agreement is intended to provide the Company with a source of capital of up to $10.25 million over the next thirty-six months. The sales price of Purchase Shares the Company elects to sell will determined by a formula as set forth below. As a result, the Company will be able to sell Purchase Shares on whatever schedule it believes best suits its needs and is not required to sell any Purchase Shares unless it deems such sales to be beneficial to the Company.

Once the Registration Statement (referred to below) is effective, on any day on which the principal market for shares of ISCC common stock is open for trading, over the thirty six-month term of the Purchase Agreement, the Company has the right, in its sole discretion, to provide LPC with a purchase notice directing LPC to purchase the number of Purchase Shares specified in the notice. The number of Purchase Shares the Company may designate in the notice varies based on the closing price of ISCC common stock on the applicable purchase date, provided that LPC’s committed obligation under any single notice shall not exceed $500,000. The purchase price per share will be based on prevailing market prices of ISCC common stock at the time of sales without any fixed discount, but in no event will shares be sold to LPC on a day the closing price of ISCC common stock is below a floor price set forth in the Purchase Agreement. In addition, the Company may direct LPC to purchase additional amounts as accelerated purchases if on the applicable purchase date the closing sale price of ISCC Common Stock is not below $0.20 per share.

The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and indemnification and termination provisions. The Purchase Agreement may be terminated by the Company at any time, at its discretion, without any cost or penalty. LPC has covenanted not to cause, or engage in any manner whatsoever, any direct or indirect short selling or hedging of ISCC common stock. There are no limitations on use of proceeds, financial or business covenants, restrictions on future fundings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement.

The Company’s net proceeds will depend on the applicable purchase price for the Purchase Shares and volume and frequency of the Company’s sales of Purchase Shares to LPC; provided, however, that the maximum aggregate proceeds from sales of shares to LPC under the Purchase Agreement is $10.25 million. The Company anticipates that delivery of purchase notices will be made subject to market conditions, in light of the Company’s capital needs from time to time and under the limitations contained in the Purchase Agreement. The Company expects to use proceeds from sales of shares to LPC for funding its research and development activities and for general corporate purposes and working capital requirements.

Registration Rights Agreement

In connection with the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with LPC, dated December 10, 2013. The Registration Rights Agreement provides, among other things, that the Company will register the resale by LPC of an aggregate 20,000,000 shares of the Purchase Shares that have been or may be sold to LPC (collectively, the “Registrable Securities”) pursuant to a resale registration statement on Form S-1 (the “Registration Statement”). The Company further agreed to keep the Registration Statement effective and to indemnify LPC for certain liabilities in connection with the sale of the Registrable Securities under the terms of the Registration Rights Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any Purchase Shares, nor shall there be any sale of Purchase Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The foregoing description of the Purchase Agreement and the Registration Rights Agreement is not a complete description of all the terms of those agreements. For a complete description of all the terms, we refer you to the full text of the Purchase Agreement and Registration Rights Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”) and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

Reference is made to the disclosure set forth under Item 1.01 of this Report, which disclosure is incorporated herein by reference.

Sales of Purchase Shares to LPC under the Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act (“Regulation D”). The Company made this determination based on the representations of LPC that LPC is an “accredited investor” within the meaning of Rule 501 of Regulation D and has access to information about the Company and its investment.

Item 8.01	Other Events.

A copy of a press release announcing the entering into of the Purchase Agreement and Registration Rights Agreement, including the transactions contemplated hereby is attached as Exhibit 99.1 to this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Purchase Agreement, dated as of December 10, 2013, by and between the Company and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of December 10, 2013, by and between the Company and Lincoln Park Capital Fund, LLC.

99.1	Press Release, dated December 11, 2013.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: December 11, 2013	By:	/s/ Jay Novak
Jay Novak Chief Financial Officer